Exhibit 10.13

LETTER AGREEMENT

May 26, 2016

TCR2, Inc.

Re: Execution of Royalty Transfer Agreement

To Whom It May Concern:

Reference is made to that certain Series A Preferred Stock Purchase Agreement, dated as of October 16, 2015 (“Purchase Agreement”), by and among TCR2, Inc., a Delaware corporation (the “Company”) and the other parties thereto, as amended by that certain Amendment No. 1 to Series A Preferred Stock Purchase Agreement, dated as of January 29, 2016, by and among the Company and parties listed on the signature pages thereto. By executing and delivering this letter, in connection with the purchase by UBS Oncology Impact Fund LP. (“OIF”) of 3,258,427 shares of Series A Preferred Stock of the Company at the Additional Closing (as defined in the Purchase Agreement), OIF MPM Oncology Impact fund Charitable foundation, the UBS Optimus foundation and the Company hereby acknowledges and agree as follows:

1.

A portion of the cash consideration paid by OIF to the Company in respect of shares of Series A Preferred Stock shall be treated as consideration for the right to receive from the Company one percent (1.0%) of (i) all global Net Sales of any Company Products and (ii) any License Income, in both eases received by the Company (such payments, the “Royalty Stream”).

2.

Effective immediately subsequent to the purchase by OIF of the Royalty Stream, OIF hereby transfers its rights under the Royalty Stream to the MPM Charitable Foundation and UBS Optimus Foundation by directing the Company to execute, deliver and perform that certain Royalty Transfer Agreement among the Company, MPM Charitable Foundation, and UBS Optimus Foundation (the “RTA”), which RTA provides for, among other things, payment of 50% of the Royalty Stream to the MPM Charitable Foundation and payment of 50% of the Royalty Stream to UBS Optimus foundation.

Unless otherwise required by a “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (and any comparable position of state, local or non-U.S. tax law) the parties agree, that they and their affiliates shall (A) prepare and file all tax returns required to be filed by the parties or their Affiliates in a manner consistent with the foregoing, (B) take no position on any lax return, or in any audit or other proceeding with respect to taxes in a manner that is inconsistent with the foregoing.

This letter shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Without giving effect to the principles of conflicts of law thereof. This letter and the RTA together constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. This letter may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meaning scribed lo them under the RTA.

(Signature Page Follows)

AGREED & ACCEPTED this 1st day of April, 2016

TCR[2], INC.

By:	/s/ Patrick Baeuerle
Name:	Patrick Baeuerle
Title:	President

MPM CHARITABLE FOUNDATION

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	President

UBS OPTIMUS FOUNDATION

By:	/s/Phyllis Costanza
Name:	Phyllis Costanza
Title:	CEO
and:	/s/Karin Schumacher
Name:	Karin Schumacher
Title:	Business Manager

/s/Ansbert Gadicke
Ansbert Gadicke

on behalf of

MPM ONCOLOGY IMPACT MANAGEMENT GP LLC

in its capacity as general partner of

MPM ONCOLOGY IMPACT MANAGEMENT LP

in its capacity as general partner of

ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P.

in its capacity as general partner of

UBS ONCOLOGY IMPACT FUND L.P.

[Direction Letter]